Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

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                                    FORM S-8

                           REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

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                               AOL TIME WARNER INC.
                 (Exact name of registrant as specified in charter)

                Delaware                                    13-4099534
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification Number)


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                   75 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10019
                        (Address of principal executive offices)

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                      OBONGO, INC. 1999 EQUITY INCENTIVE PLAN
                              (Full Title of the Plan)

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                                  PAUL T. CAPPUCCIO
                 Executive Vice President, General Counsel and Secretary
                                 AOL Time Warner Inc.
                                 75 Rockefeller Plaza
                                New York, New York 10019
                                     (212) 484-800
                  (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                               CALCULATION OF REGISTRATION FEE
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
                                                    offering price per     aggregate offering
                                Amount to be           share (2)               price (2)              Amount of
  Title of securities to       registered (1)                                                     registration fee
       be registered
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$.01 par value per share            22,667               $34.52               $782,484.01              $195.62

---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon exercise of options which have been granted under the option plan listed above (the "Plan"). The maximum number of shares which may be sold upon exercise of options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act based upon the price at which the options may be exercised.















                                EXPLANATORY NOTE

AOL Time Warner Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its Common Stock, par value $.01 per share, which may be sold upon the exercise of options ("Options") granted under the Obongo, Inc. 1999 Equity Incentive Plan (the "Plan"), which Plan was assumed by the Registrant prior to the date hereof.


                                      PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

                           INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant, AOL Time Warner Inc. (File No. 1-15062) pursuant to the Securities Exchange Act of 1934 or as otherwise indicated, are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:


     (a) The Registrant's Report on Form 10-K for the transition period ended December 31, 2000 (filing date March 27, 2001), as amended by Form 10-K/A (filing date June 28, 2001) (as amended, the "2000 Form 10-K");

     (b) The Registrant's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended March 31, 2001 (filing dates May 15, 2001 and May 16, 2001, respectively);

     (c) The Registrant's Current Reports on Form 8-K dated:

            o  January 11, 2001 (filing date January 12, 2001)
            o  January 18, 2001 (filing date January 26, 2001)
            o  April 18, 2001 (filing date April 19, 2001)

     (d) The Registrant's Current Reports on Form 8-K/A dated:

            o  January 11, 2001 (filing date January 26, 2001)
            o  January 11, 2001 (filing date February 9, 2001)
            o  January 11, 2001 (filing date March 30, 2001)

          All documents subsequently filed by the Registrant or pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


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





Item 6.   Indemnification of Directors and Officers.

          Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

          Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys'
     fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

          Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise.

          The  foregoing  statements  are subject to the detailed  provisions of
     Section 145 of the Delaware Corporation Law and Article VI of the By-laws of the Registrant.

          The Registrant's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings

       (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.


          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               EXHIBIT INDEX

Exhibit  Description of Exhibit
Number

4.1   Restated  Certificate of  Incorporation of the Registrant as filed       *
      with the Secretary of State of the State of Delaware on January 11, 2001 (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated January 11, 2001 (the "January 2001 Form 8-K")).

4.2   Certificate of the Voting Powers,  Designations,  Preferences and        *
      Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMC Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 11, 2001 (which is incorporated herein by reference to Exhibit 3.2 to the Registrant's January 2001 Form 8-K).

4.3   Certificate of the Voting Powers,  Designations,  Preferences and        *
      Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations, or Restrictions Thereof, of Series LMCN-V Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 11, 2001 (which is incorporated herein by reference to Exhibit 3.3 to the Registrant's January 2001 Form 8-K).

4.4   By-laws  of the  Registrant  as of  January  18,  2001  (which is        *
      incorporated   herein by  reference   to  Exhibit   3(ii)  of  the
      Registrant's Report on Form 10-K for the transition period ended December 31, 2000).

5     Opinion of Brenda C. Karickhoff, Vice President of the Registrant.

23.1  Consents of Ernst & Young LLP.

23.2  Consent of Brenda C. Karickhoff, Vice President of the Registrant        *
      (included in Opinion filed as Exhibit 5).

24    Powers of Attorney.

______________________________________
* incorporated by reference

                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 18, 2001.

                                                  AOL TIME WARNER INC.


                                           By:    /s/ J. Michael Kelly
                                                  ----------------------------
                                            Name:  J. Michael Kelly
                                            Title: Executive Vice President
                                                   and Chief Financial Officer



        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 18, 2001 in the capacities indicated.


                  Signature                         Title

(i)      Principal Executive Officer                Director and
                                                    Chief Executive Officer
                           *
------------------------------------------------
                  Gerald M. Levin

(ii)           Principal Financial Officer         Executive Vice President and
                                                   Chief Financial Officer
              /s/ J. Michael Kelly
------------------------------------------------
                 J. Michael Kelly


(iii)       Principal Accounting Officer          Vice President and Controller

              /s/ James W. Barge
------------------------------------------------
                 James W. Barge


(iv)     Directors:

                           *
------------------------------------------------
                    Daniel F. Akerson

                           *
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                    James L. Barksdale

                           *
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                    Stephen F. Bollenbach
                           *
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                    Stephen M. Case

                           *
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                    Frank J. Caufield

------------------------------------------------
                    Miles R. Gilburne

                           *
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                     Carla A. Hills


                           *
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                      Reuben Mark

                           *
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                   Michael A. Miles

                           *
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                   Kenneth J. Novack

                           *
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                   Richard D. Parsons

                           *
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                    Robert W. Pittman

                           *
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                    Franklin D. Raines

-----------------------------------------------------
                       R.E. Turner

                           *
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                  Francis T. Vincent Jr.


* By:            /s/ J. Michael Kelly
      -----------------------------------------------
          Name:   J. Michael Kelly
                  Attorney-In-Fact


* Pursuant to Powers of Attorney dated
  as of July 18, 2001.